POWER OF ATTORNEY

	For Executing Forms 3, 4 and 5

Know all by these present, that the undersigned hereby constitutes and appoints each Kevin J. McCarthy John McCann and Mark L. Winget, his/her true and lawful attorney-in-fact to:

(1)execute for and on behalf of the undersigned Forms 3, 4 and 5 (and any amendments thereto) in connection with the investment companies listed on Appendix A hereto (the Companies) and in accordance with the requirements of
Section 16(a) of the Securities Exchange Act of 1934 and Section 30(f) of the Investment Company Act of 1940 and the rules thereunder

(2)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with the execution and timely filing of any such Form 3, 4 and 5 (and any amendment thereto) with the United States Securities and Exchange Commission, the New York Stock Exchange and any other authority and

(3)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with the full power of substitute, by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Section 30(f) of the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of January, 2024.


				_______/S/________________
				Signature

				Loren M. Starr
				Print Name



















APPENDIX A

Nuveen Municipal Value Fund, Inc.
Nuveen California Municipal Value Fund
Nuveen New York Municipal Value Fund
Nuveen Municipal Income Fund, Inc.
Nuveen AMT-Free Municipal Value Fund
Nuveen Select Maturities Municipal Fund
Nuveen Select Tax-Free Income Portfolio
Nuveen California Select Tax-Free Income Portfolio
Nuveen New York Select Tax-Free Income Portfolio
Nuveen Real Estate Income Fund
Nuveen Preferred & Income Securities Fund
Nuveen Preferred & Income Opportunities Fund
Nuveen Credit Strategies Income Fund
Nuveen S&P 500 Buy-Write Income Fund
Nuveen S&P 500 Dynamic Overwrite Fund
Nuveen Core Equity Alpha Fund
Nuveen Mortgage and Income Fund
Nuveen Taxable Municipal Income Fund
Nuveen Real Asset Income and Growth Fund
Nuveen Preferred and Income Term Fund
Nuveen Multi-Market Income Fund
Nuveen Global High Income Fund
Nuveen Dow 30sm Dynamic Overwrite Fund
Nuveen NASDAQ 100 Dynamic Overwrite Fund
Nuveen Preferred and Income Fund
Nuveen Core Plus Impact Fund
Nuveen Multi-Asset Income Fund
Nuveen Variable Rate Preferred & Income Fund
Nuveen Floating Rate Income Fund
Nuveen Pennsylvania Quality Municipal Income Fund
Nuveen Arizona Quality Municipal Income Fund
Nuveen Massachusetts Quality Municipal Income Fund
Nuveen Virginia Quality Municipal Income Fund
Nuveen Missouri Quality Municipal Income Fund
Nuveen California Quality Municipal Income Fund
Nuveen New York Quality Municipal Income Fund
Nuveen Quality Municipal Income Fund
Nuveen New Jersey Quality Municipal Income Fund
Nuveen Municipal Credit Income Fund
Nuveen AMT-Free Municipal Credit Income Fund
Nuveen AMT-Free Quality Municipal Income Fund
Nuveen California AMT-Free Quality Municipal Income Fund
Nuveen New York AMT-Free Quality Municipal Income Fund
Nuveen Municipal High Income Opportunity Fund
Nuveen Minnesota Quality Municipal Income Fund
Nuveen Municipal Credit Opportunities Fund
Nuveen Dynamic Municipal Credit Opportunities Fund
Nuveen Loan Opportunities Fund
Nuveen Municipal Income Opportunities Fund
Nuveen Enhanced High Yield Municipal Bond Fund